SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-K/A
                                (Amendment No. 1)
                              ---------------------


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-50469



                          Date of Report: July 1, 2006




                            GS CLEANTECH CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                             59-3764931
--------------------------------------------------------------------------------
(State of other jurisdiction of                                (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                            10119
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                 (212) 994-5374
--------------------------------------------------------------------------------
               (Registrant's telephone number including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1
This Amendment is being filed for the purpose of including the financial statements.

ITEM 2.01         COMPLETION OF ACQUISITION OF ASSETS
ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION

On July 1, 2006, Veridium Corporation acquired from its majority shareholder, GreenShift Corporation, 100% of the outstanding capital stock of GS EnviroServices, Inc. (f/k/a GreenWorks Corporation) and 100% of the outstanding capital stock of GS CleanTech Ventures, Inc.

GS EnviroServices, Inc. owns an environmental engineering business called Enviro-Sciences (of Delaware) Corporation. GS CleanTech Ventures holds equity stakes in General Hydrogen Corporation, General Ultrasonics Corporation, Ovation Products Corporation, and Aerogel Composite, Inc.

In exchange for the shares in GS EnviroServices and GS CleanTech Ventures, Veridium assumed GreenShift's obligations under certain debentures in the principal amount of $1,900,000. Veridium has also agreed to amend the Series D Preferred Stock now held by GreenShift to increase the portion of Veridium's equity represented by the Series D shares from 70% to 80%.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS


Financial Statements

Audited Financial Statements of GreenWorks Engineering Corporation
     and Subsidiary as of December 31, 2005 and for the Years Ended
     December 31, 2005 and 2004........................................... F-1

 Pro Forma Combined Financial Statements of GS CleanTech
     Corporation and Subsidiaries as of June 30, 2006 and for the Six
     Months Ended June 30, 2006 and the Year Ended December 31, 2005.....  F-15

Exhibits:

10-a Share Purchase Agreement dated May 25, 2006 between GreenShift Corporation and Veridium Corporation - filed as an exhibit to the Current Report on Form 8-K dated May 24, 2006 that was filed on June 1, 2006, and incorporated herein by reference.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  September 5, 2006             GS CLEANTECH CORPORATION

                                      By: /s/ Kevin Kreisler
                                           ------------------
                                              Kevin Kreisler, Chief Executive
                                                              Officer

                                   * * * * *

                          Independent Auditors' Report

To the Board of Directors and Stockholders of Greenworks Engineering Corporation and Subsidiary

We have audited the combined balance sheets of Greenworks Engineering Corporation and Subsidiary as of December 31, 2005, and the related combined statements of income and retained earnings, and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenworks Engineering Corporation and Subsidiary as of December 31, 2005, and the combined results of their operations and their cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in
Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency as of December 31, 2005. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 10, 2006, except for Note 23 as to which the date is May 31, 2006


                GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005





ASSETS:
Current assets:

   Cash ........................................................    $    60,073
   Accounts receivable, net ....................................        590,225
   Unbilled Revenues (Note 1) ..................................        560,076
    Costs and estimated earnings in excess of billings
    on uncompleted projects (Notes 1 & 12 ) ....................         20,035
   Prepaid expenses and other current assets ...................        104,606
    Assets to be disposed of (Notes 1 & 8) .....................         75,174
                                                                    -----------
       Total current assets ....................................      1,410,189

Property and equipment, net (Note 3) ...........................         83,753

Other Assets:
   Security and other deposits .................................         27,126
   Cost and estimated earnings in excess of billings
    on uncompleted projects (Notes 1 & 12) .....................        263,644
    Property held for sale (Note 14 & 23) ......................         59,298
                                                                    -----------
     Total Assets ..............................................    $ 1,844,010
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Accounts payable ............................................        887,814
   Accrued salary costs ........................................        193,254
   Accrued other ...............................................        298,270
    Payroll taxes payable (Note 6 & 23) ........................         72,841
    Line of Credit (Note 9) ....................................      1,196,972
   Notes payable to non-affiliated parties (Note 5 ) ...........         85,375
   Installment loans payable (Note 7) ..........................         48,755
    Capital lease obligations (Note 16) ........................         24,037
    Deferred revenues (Note 13) ................................         65,000
    Liabilities to be disposed (Note 8) ........................        435,817
                                                                    -----------
          Total current liabilities ............................      3,308,135

   Accrued employee benefits (Note 17) .........................         41,702

   Accrued other ...............................................        286,066
   Convertible debenture - Parent (Note 22) ....................         57,752
   Payroll taxes payable (Note 6 & 23) .........................        181,902
   Notes payable to non-affiliated parties (Note 5) ............        175,767
   Deferred revenues (Note 13) .................................        483,165
                                                                    -----------
       Total liabilities: ......................................      4,534,489

 Stockholders' equity:
   Common stock, $0.001 par value, 100,000,000 authorized;
   1,859,800 shares issued .....................................         18,598

    Stock subscriptions receivable .............................         (1,000)

    Additional paid-in capital .................................      1,835,619
    Accumulated deficit ........................................     (4,543,696)
                                                                    -----------
       Total stockholders' equity (impairment) .................     (2,690,479)
                                                                    -----------

Total Liabilities & Stockholder's Equity                            $ 1,844,010
                                                                    ===========
           The notes to the Consolidated Financial Statements are an integral part of these statements.



                GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                     12/31/05         12/31/04
                                                    ----------      -----------
Revenues .......................................    $ 3,939,607     $ 2,571,845

   Cost of revenues ............................      2,258,099       1,474,871
                                                    -----------     -----------
     Gross profit ..............................      1,681,508       1,096,974

Selling, general & administrative expenses .....      1,243,417       1,780,016
                                                    -----------     -----------


Operating profit (loss) ........................        438,091        (683,042)

Interest Expense ...............................       (145,322)       (136,694)

Gain on sale of fixed assets ...................          9,609
                                                    -----------     -----------
                                                                          4,845


Profit (Loss) from continuing operations .......        302,378        (814,891)



Loss from discontinued operations ..............        (69,555)       (473,074)
                                                    -----------     -----------

Net loss Operating Profit (Loss) before
  taxes and extraordinary items ................        232,823      (1,287,965)

Income from settlements ........................        157,794            --
                                                    -----------     -----------


Net Income (loss) before tax ...................        390,617      (1,287,965)

Provision for Federal & State Income Tax .......                           --
                                                    -----------     -----------

Net Income (loss) ..............................        390,617      (1,287,965)

Accumulated deficit) beginning of year .........     (4,934,313)     (3,646,348)
                                                    -----------     -----------

Accumulated deficit end of year ................    $ 4,543,696     $(4,934,313)
                                                    -----------     -----------





       The notes to the Consolidated Financial Statements are an integral part of these statements.



              GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                                                   12/31/05      12/31/04
                                                                                  ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net profit (loss) from continuing operations ..................................   $ 460,172    $(814,891)
Adjustments to reconcile net profit (loss) to net cash
provided by (used in) operating activities
   Depreciation and amortization ..............................................      81,894      116,725
Gain on sale or disposal of equipment .........................................      (9,609)      (4,845)
Increase (decrease) in provision for doubtful accounts ........................      10,000      (17,500)
        (Increase) Decrease in assets:
     Accounts receivable ......................................................    (220,476)     218,018
     Unbilled revenues ........................................................    (388,620)    (115,771)
         Prepaid expenses and other current assets ............................      81,372
        Cost & estimated earnings in excess of billings on uncompleted projects      20,625          236
       Security & other deposits ..............................................        (265)      19,613
   Increase (Decrease) in Liabilities:
        Accounts payable, accrued and payroll taxes payable ...................     141,981      447,099
    Accrued rent expense ......................................................        --         (9,465)
 Billings in excess of costs and estimated earnings
   on uncompleted projects ....................................................     (83,306)      31,999
 Deferred revenues
                                                                                    (66,923)      295,24
                                                                                  ---------    ---------
Cash provided by continuing operations ........................................      26,846      145,812
                                                                                  ---------    ---------

Loss from discontinued operations .............................................     (69,555)    (473,074)
(Increase) decrease in net assets of discontinued operations ..................     (38,484)     198,955
                                                                                  ---------    ---------

Cash used in discontinued operations ..........................................    (108,039)    (274,119)
                                                                                  ---------    ---------
     Net cash used in operating activities ....................................     (81,193)    (128,307)
                                                                                  ---------    ---------



CASH FLOWS FROM INVESTING ACTIVITIES

   Proceeds from sale of property & equipment .................................       9,609       52,483
   Additions to and acquisition of property, plant and equipment ..............      (9,247)     (39,009)
                                                                                  ---------    ---------
     Net cash provided by  investing activities ...............................         362       13,474
                                                                                  ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES

   Loans from stockholders ....................................................        --        414,560
    Loans to stockholders .....................................................      (1,000)        --
   Proceeds from installment loans ............................................     127,327      213,908

   Repayment of stockholder loans .............................................        --           (825)
    Investment by parent ......................................................        --        225,000
    Loans from (to) Parent (net) ..............................................     236,677     (178,925)
   Loans from non-affiliated parties ..........................................      11,190        3,388
   Repayment of loans from non-affiliated parties .............................     (18,436)    (100,000)
Repayment of credit line ......................................................        --       (153,028)
   Repayment of installment loans and capital lease obligations ...............    (214,854)    (309,245)
                                                                                  ---------    ---------

     Net cash provided by financing activities ................................     140,904      114,833
                                                                                  ---------    ---------

    Increase in cash ..........................................................      60,073         --

    Cash at beginning of year .................................................        --           --
                                                                                  ---------    ---------

    Cash at end of year .......................................................   $  60,073    $    --
                                                                                  =========    =========

       The notes to the Consolidated Financial Statements are an integral part of these statements.

              GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

GreenWorks Engineering Corporation ("G.E.C.") is a holding company that owns Enviro-Sciences (of Delaware), Inc. ("ESI"), a Delaware Corporation. In October 2004, G.E.C. acquired Enviro-Sciences, Inc ("ESI-NJ"), a New Jersey Corporation, though ESI, acquiring substantially all of the assets of ESI-NJ. ESI is engaged in the business of providing consulting, technical and engineering services to alleviate the environmental problems of its clients. ESI's clients include Fortune 100 and other industrial companies, commercial firms, engineering and construction contractors, law firms, utilities, real estate developers and government entities. G.E.C. is a wholly owned subsidiary of GreenShift Corporation, a publicly traded company.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter-company transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Major renewals and betterments are charged to the asset accounts; maintenance and minor repairs and replacements, which do not improve or extend the life of the respective assets are expensed as incurred. When properties are retired or otherwise disposed of, the asset and accumulated depreciation accounts are adjusted accordingly, and the gain or loss, if any, arising from their disposal, is credited or charged to earnings.

Depreciation is calculated using both straight line and accelerated methods over the estimated useful lives of the assets.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, as applicable. Deferred taxes relate to the differences between financial reporting and income tax carrying amounts of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal and state income taxes.

Through October 27, 2004, (prior to the acquisition of ESI) ESI had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and State Regulations by consent of their shareholder. Under those provisions, ESI did not pay federal and state corporate income taxes on income. Also, ESI did not receive benefit of net operating losses. Instead, the shareholder was liable for and received the benefit from ESI taxable income or operating loss on their individual income tax returns.

REVENUE AND COST RECOGNITION

Revenues from fixed price projects are recognized on the percentage-of-completion method, measured by management's estimates of the progress made on each project. Accordingly, revenue is recognized in the ratio that costs incurred bears to estimated total costs utilizing the most recent estimates of costs and funding. Since many contracts extend over a long period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting earnings applicable in performance in prior periods in the current period. When the current contract estimate indicates a loss, a provision is made for the anticipated loss in the current period.

Revenues from cost-plus-fee projects (time and material jobs) are recognized at billable hourly rates as the services are rendered.

Contract costs include all direct material and labor costs, subcontracting costs, and those indirect costs related to contract performance, such as supplies, tools, repairs, and depreciation costs. Selling, general and administrative costs are charged to expenses as incurred. Provisions for estimated losses on uncompleted contracts are made in the

                GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE AND COST RECOGNITION (continued)

period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset "Costs and estimated earnings in excess of billings on uncompleted projects" represents revenues recognized in excess of amounts billed on fixed-price contracts. Revenues on time and material projects for services rendered but not yet invoiced are shown as "Unbilled revenues." The liability "Billings in excess of costs and estimated earnings on uncompleted projects" represents billings in excess of revenues earned.

ADVERTISING

Advertising expenses are expensed as incurred and amounted to $4,350 and $655 for years ended December 31, 2005 and 2004 respectively.

LONG-LIVED ASSETS

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Although the Company earned a profit of $ 390,617 during the year ended December 31, 2005, the Company lost $ (1,287,965) during the year ended December 31, 2004. Also, as of December 31, 2005, the Company's current liabilities from continuing operations exceeded current assets by $1,627,303. Due to the current condition, the auditors have issued a going concern note.

We believe that our implementation of strong cost management practices, our increased focus on and success in business development and improved profit margins associated with the growing consulting portion of our business will allow us to operate profitably improve cash flow in 2006.

Management's plans to supplement cash flow from operations with loans and/or investments from its parent corporation intended to accelerate the liquidation of certain debts.



2.       CONCENTRATIONS AND ACCOUNTS RECEIVABLE

At times through out the year the Company may have bank balances in excess of Federal Deposit Insurance Corporation limits.

Concentration of credit risks with respect to accounts receivable is limited by the imposition of retainers for new customers, the monitoring of credit balances for all customers, and the withholding of data reports where payment appears in jeopardy. An allowance for doubtful accounts of $35,000 was recorded as of December 31, 2005.

A small number of customers will often account for a significant portion of revenues, however, the specific customers and projects may change from year to year. Two customers accounted for approximately 47% of the Company's revenues (28% and 19%) for the twelve months ended December 31, 2005. Two customers accounted for 28% of total revenue in 2004 (15% and 13%).At December 31, 2005, four customers accounted for 55 percent of the outstanding accounts receivable (16%, 14%, 13%, and 12% respectively).

                GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3.       EQUIPMENT

Major classes of equipment at December 31, 2005 are summarized below:


                                 Useful Lives -
                                    Years
                               ---------------
Office and computer equipment .        3 - 7    $  691,960
Field equipment ...............       5 - 10       314,664
Vehicles ......................            5       102,787
Furniture and fixtures ........           10        69,594
Leasehold improvements ........      21 - 39        97,751
                                                ----------
                                                 1,276,756
Less:  Accumulated depreciation                 (1,193,003)
                                                ----------
                                                $   83,753
                                                ==========

Depreciation and amortization expense was $ 81,894 and $ 116,725 for years ended December 31, 2005 and 2004 respectively.


4.         NOTES PAYABLE TO FORMER ESI-NJ SHAREHOLDERS

In accordance with an asset acquisition agreement entered into on June 3, 2004, the former shareholders of ESI-NJ have agreed to convert their loans in ESI-NJ in exchange for restricted shares of common stock of G.E.C. Any interest due on the notes has been waived by the shareholders.


5          NOTES PAYABLE TO NON-AFFILIATED PARTIES

Notes payable to non-affiliated parties includes a loan of $125,000, which bears interest of 3% commencing January 1, 2004. The note requires repayment of principal and interest ($1,858) monthly commencing June 2005 through May 2008 with a final principal payment of $82,170 in June 2008. Interest in the amount of $2,095 has been recognized for the twelve month period ended December 31, 2005.

In 2003, $225,000 of financing and $15,000 of accrued interest were provided by an additional non-affiliated party. A promissory note was issued bearing interest at 6% and requiring repayment of $100,000 on or before September 30, 2004. The balance of principal and interest payable were payable on or before September 30, 2005. Subsequent to the payment of the $100,000 due September 30, 2004, there remained a balance due of $140,000. In December 2004, the note-holder agreed to waive interest from January 2004 forward. In December 2005, the note-holder agreed to the remaining balance due of $131,420 could be paid in consecutive monthly payments of $ 5,476 from January 2006 through December, 2007.

Total maturities of Notes Payable to Non-Affiliated Parties are as follows:

Year ending December 31,

2006                         $ 85,375

2007                         $ 85,853

2008                         $ 89,914

             Total           $261,142

               GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



6.       FEDERAL PAYROLL TAXES PAYABLE

ESI, through its acquisition of ESI-NJ, assumed delinquent Federal 941 payroll taxes totaling approximately $391,000 plus interest of approximately $20,000 from the first and second quarter of 2004 and the fourth quarter of 2003.
Included in these figures are liabilities associated with discontinued operations of approximately $ 98,000 of taxes and $ 3,000 of interest. ESI negotiated a payment plan with the IRS wherein the remaining taxes were payable over several years based on monthly payments. As part of this negotiation, the Company was able to obtain approval for the abatement of all penalties based on full compliance with the terms of payment plan agreed to. The current taxes payable represent the portion of the payment plan due within the following 12 month period, added to the current, non-delinquent taxes due. (See notes under subsequent events).

7.       INSTALLMENT LOANS

A summary of installment loans outstanding as of December 31, 2005 is as follows:

Loans payable,  secured by vehicles,  construction equipment and computer equipment,     7,126
payable  in  monthly  installments  including  interest  at 4.8% to 9.75 %, due from
January 2006 to May 2006

Loans for financing of insurance premiums, payable in monthly installments  including  interest  varying  from 6.95% to 8.5%,  due within the next
fiscal year ........................................................................    55,428
                                                                                       -------

Total ..............................................................................    62,554
Less:  Balance included in liabilities of discontinued operations ..................   (13,799)
                                                                                       -------
Loans payable - continuing operations                                                   48,755
                                                                                       -------

8.       DISCONTINUED OPERATIONS


During 2003, ESI-NJ discontinued the operations of its construction division. The decision to dispose of this component was based on significant losses incurred and a desire for a greater focus on its consulting division. Net sales of the construction division for the twelve-month periods ended December 31, 2005 and December 31, 2004 were $ 290,098 and $ 458,285 respectively resulting in losses from operations of $ 69,555 and $ 473,074 respectively.

Assets and Liabilities to be disposed of are comprised of the following at December 31, 2005:

Cost and earnings in excess of billings .............................   $  2,800
Accounts receivable .................................................     65,558
Property and equipment (net) ........................................      6,816
                                                                       --------
                                                                        $ 75,174
                                                                        ========

Accounts payable ....................................................   $315.500
Accrued expense .....................................................     49,844
Payroll taxes payable ...............................................     44,954
Current portion of long-term debt ...................................     13,799
Billing  in  excess  of  cost &  estimated  earnings  on  uncompleted     11,720
projects
                                                                        --------
                                                                        $435,817
                                                                        ========

                GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.       LINE OF CREDIT AND OTHER DEBT FINANCINGS

Line of Credit - ESI has a credit line of $1,350,000 which bears interest at the bank's base rate plus three-quarters of one percent. The line is secured by all corporate assets of ESI and was subject to renewal on January 16, 2004. The line remains orally extended since January 2004. As of December 31, 2005 there is a balance of $ 1,196,972 drawn on the credit line.

The business loan agreement document underlying the credit line agreement has the following required financial covenants, none of which is met as of December 31, 2005.

            Tangible Net Worth - Minimum of $ 1,000,000
            Net Worth Ratio - Minimum Ratio of 1.75 to 1
            Working Capital - Minimum Ratio of $100,000
            Current Ratio - Minimum Ratio of 1.25 to 1
            Income - Minimum $ 250,000
            Cash Flow Requirement - Minimum of $ 350,000
            Fixed Charge Ratio - Minimum Ratio of 2 to 1
            Other Ratio -Cash flow to Current maturity of LT Debt of 1.25 to 1

10.      OPERATING LEASE COMMITMENTS

As part of the acquisition of ESI-NJ, the Company assumed leases on certain office space and equipment under operating leases. In June 2004, ESI-NJ began discussions with the managing agents for the Mt Arlington headquarters space regarding the need to reduce the office rent expense in light of the reduced revenue base and reduced staffing. In July, a revised lease was signed effective August 1, 2004 through the end of the original lease term wherein ESI-NJ reduced the space it occupied and received a corresponding reduction in the office rent charged.

The following is a schedule of future minimum rental payments on office space (exclusive of common area charges) required under current operating lease:

          January 2006 - December 2006                  82,896
          January 2007 - December 2007                  82,896
                                            ------------------
                                                      $165,792

Rent expense of $ 81,002 and $ 157,416 was recorded by the Company for the year-ended December 31, 2005 and 2004 respectively. In addition to the base rent, the Company also pays for utilities and for its share of increases in operating costs over a base period. (See notes under subsequent events)

The following is a schedule of future minimum rental payments on operating leases on office equipment that have initial or non-cancelable lease terms in excess of one year as of December 31, 2005:


          January   2006 - December 31, 2006            33,984
          January   2007 - December 31, 2007            16,926
                                            ------------------
                                            $           50,910
                                            ------------------

The Company has been in negotiations with one lessor to terminate the lease agreement signed by ESI-NJ and return all equipment in exchange for a payment of a reduced settlement amount significantly less then the remaining stream of lease payments due. The full remaining lease payments due, including all payments in arrears, would be approximately $ 107,000. The Company has reached an agreement (formally signed and executed in January 2006) wherein the Company will pay the lessor 2 payments of $ 10,500 in February and March 2006 as settlement of all past and future charges associated with this lease. A current liability of $21,000 has been recorded for this lease.

The Company is also in negotiations with another lessor to terminate several lease agreements for office equipment. All of the equipment under lease has been returned to the lessor, in some cases prior to the expiration of the agreed lease period. Approximately $ 30,000 is due on all operating leases with this lessor thru the end of their respective terms. The Company is seeking to negotiate a lower settlement amount but has recorded the full $ 30,000 under current liabilities.

                GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   OPERATING LEASE COMMITMENTS ( continued )

Further, the Company is in negotiations with this lessor to terminate a capital lease which has an expiration date of December 2006. Again, the Company has returned the equipment and is attempting to negotiate a settlement amount. The payments due under the full lease agreement including those in arrears would be approximately $25,000. The liability reflected under Capital leases payable as of 12/31/05 includes approximately $ 24,000 (current & non-current) for this lease based on the normal amortization of lease payments. An additional $ 5,000 has been accrued to cover the maximum payments due if no concession is received.

11.     RETIREMENT PLAN

The Company has adopted a deferred compensation plan (401(k) plan) from ESI-NJ under which eligible employees are permitted to elect the amount of their salary deferrals, subject to certain statutory limitations. Currently, the Company provides a 10% match on all eligible employee deferrals and at its option, may add a profit share match. The gross 401(k) matching contribution expense (before reductions from forfeitures) for the twelve month period ended December 31, 2005 and 2004 was $ 16,654 and $ 6,847 respectively.

12.      UNCOMPLETED PROJECTS

Costs and billings on uncompleted projects as of December 31, 2005 are summarized as follows:

 Costs incurred on uncompleted projects .......................................   $ 1,994,473
 Estimated earnings ( losses ) ................................................      (461,586)
                                                                                  -----------

 Less:  Billings to date ......................................................     1,249,208
                                                                                  -----------

          Totals ..............................................................   $   283,679
                                                                                  ===========
Included in the accompanying balance sheets under the following captions:

 Costs and  estimated  earnings  (losses) in excess of billings on  uncompleted   $   283,679
 projects
                                                                                  -----------
 Net ..........................................................................   $   283,679
                                                                                  ===========


13.      DEFERRED REVENUES

The total deferred revenues at December 31, 2005 were $548,165, of which $65,000 is shown as a current liability based on management's estimate of progress that will be made in the next twelve months.

Deferred revenues at December 31, 2005 include $215,000 for a fixed price project, and $333,165 for the remediation of the Northvale property (see Note
18).

14.      PROPERTY HELD FOR SALE

ESI NJ purchased an industrial property in Cleveland, Ohio from its major customer for $59,298. The site requires remediation costs before the property can be sold. Management estimates the remediation liability to approximate the cost of the property. As such, a remediation liability in the amount of $59,298 has been recorded and is included in "accrued other" on the balance sheet in the accompanying financial statements. (See note under subsequent events).

15.      RELATED PARTY TRANSACTIONS

As part of the acquisition of ESI-NJ, the Company acquired Northvale Properties, Inc. ("Northvale") owned a building and land in Northvale, New Jersey, which has an environmental contamination. Northvale was owned by ESI-NJ stockholders and former employees.

The Northvale property was sold in 2001 for $1.8 million, of which $1.5 million was paid at closing and applied to the amount owed to ESI-NJ. The $300,000 balance due from the buyer of the property was paid in August 2002 ($200,000) and October 2002 ($100,000) as final payment for all remaining remediation costs. The property may be eligible for the Brownfields rebate from the State of New Jersey. The purchaser of the property has assigned the rights to these rebates to the Company if in fact the property is eligible for the rebates. However the amount and

                GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



RELATED PARTY TRANSACTIONS (continued)

timing of any such rebates will depend on the ultimate use of the property. Revenues recognized related to the Northvale project for professional services for years ended December 31, 2005 and 2004 were $ 19,600 and $48,296 respectively.

During 2005, the Company entered into a Management Services Agreement with GreenShift Corporation under which GreenShift agreed to provide management assistance, financial support, and business development services. The agreement is for a term of five years and provides for GreenShift to receive $150,000 per year. During the year ended December 31, 2005, $75,000 of management fee expense was incurred. In addition the company and Greenshift paid expenses on behalf of one another. As of December 31, 2005 the remaining balance due of $57,752 was converted into a convertible debenture. (See convertible debenture footnote)

16.        CAPITAL LEASES

The Company assumed certain capital leases entered into by ESI - NJ leased having lease expirations in various years through 2006. The assets and liabilities under capital leases are recorded at the lower of the present value of minimum lease payments or the fair values of the asset at the inception of the lease. The assets are amortized over the lower of their related lease terms or their estimated productive lives. One capital lease has not matured as of December 31,2005 and as noted previously in Note 10 under Operating leases, the leased equipment has been returned and negotiations are in progress to terminate the lease based on a reduced payment of past and future lease payments due. The asset has been fully amortized through expense based on the return of the equipment.

17.      MEDICAL BENEFITS PROGRAM

The Company self-insures a portion of their employee medical benefits. The Company's exposure is limited on both an individual employee and aggregate basis. Employees contribute a portion of the insurance costs and the program is administered by a third party. Expenses for the company's portion of claims plus insurance premiums for the years ended December 31, 2005 and 2004 were $191,520 and $245,440 net of amounts contributed by employees.

Accrued employee benefits of $41,703 at December 31, 2005, has been recorded for the cost of the "tail" for the semi self-insured plan. This "tail" only becomes payable when the current plan is terminated. Management has no immediate plans to terminate the plan and therefore the liability has been recorded as non-current.

                     GREENWORKS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.      LEGAL MATTERS

ESI-NJ is the subject of several lawsuits, none of which the Company has assumed responsibility for. It is, however, possible that the Company may, in certain cases, be found to be responsible and may be required to make settlements with the Plaintiffs.

ESI-NJ was a defendant in a lawsuit where a vendor was seeking damages for non-payment in the amount of $251,291. This obligation was paid by the end-user, a customer of the Company. The Company is in negotiations with the end-user to reach a settlement on this matter. This amount is included in the $659,487 settlement discussed below. (See note under subsequent events).

ESI-NJ is a defendant in a lawsuit where a vendor is seeking payment for trucking services in the amount of $56,591. A judgment has been entered against ESI-NJ in this matter. Satisfaction of this obligation is expected to be paid by the end-user. At this time the Company is in negotiations with the end user to reach a settlement on this matter. This amount is included in the $659,487 settlement discussed below. If a settlement cannot be reached and the Company is forced to make a payment, this could have a material impact on the Company's financial statements. (See note under subsequent events).

ESI-NJ and a customer have outstanding claims against each other in connection with remediation services, which were provided by ESI-NJ. No action has been filed and both parties are in the process of executing a settlement whereby the customer will make payments directly to the Company's third party vendors for services provided on the customer's sites. The amount currently under consideration is approximately $ 665,000, which has been offset against accounts payable. The two lawsuits referenced above of $251,291 and $56,591 respectively are included in the $665,000. In conjunction with the write off of the accounts payables the Company has also written off over $4,000,000 of current assets consisting accounts receivables and unbilled earned revenues. (See note under subsequent events).

ESI-NJ is a defendant in an action that a customer filed claiming ESI-NJ was negligent in its failure to recognize asbestos contamination in its Phase I Environmental report and is seeking damages of $650,000. ESI-NJ's insurance carrier is vigorously defending the matter and the amount appears to be within policy limits. Additionally, the Company has accrued $25,000, which is the maximum amount for which the Company would be responsible.

ESI-NJ is a defendant in this litigation where a third party is claiming injuries at an ESI-NJ job site. The suit claims the injuries were the result of ESI-NJ's staff's negligence. However the amount of damages has not yet been determined. ESI-NJ's insurance carrier is vigorously defending the matter and the amount appears to be within policy limits. (See note under subsequent events).

ESI-NJ is a defendant in this litigation where the plaintiff is seeking to recover a bankruptcy preference payment in the amount of $16,875. The Company believes it will be required to pay this amount and therefore we have accrued this in our financial statements.

ESI-NJ had received a judgment as a defendant in a litigation matter wherein a former employee was seeking payment of approximately $9,000 in lieu of unused vacation. ESI-NJ has settled this matter with a payment of $ 5,000 to the plaintiff.

ESI-NJ is a plaintiff in this action where it seeks to recover $225,000 for services performed. The customer filed a counter-claim for certain alleged damages, which was dismissed with prejudice. A trial date has yet to be determined. ESI-NJ believes there is a reasonable likelihood that it will be successful in this litigation for the collection of the final contract payment plus accrued interest earned in the trust accounts.

19.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

The following is presented to supplement the statements of cash flows:

 Cash paid during the period ended December 31, :                  2005          2004
                                                                ----------    ----------
 Interest ...................................................   $  124,511   $  132,524
 Income taxes ...............................................   $     --     $     --

  Disclosure of non-cash investing and financing activities:
  Shareholder debt converted to equity .....................    $     --     $1,628,217

               GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


20.       FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of current assets and current liabilities approximates fair value because of the short maturity of these instruments. The fair value of the Company's notes payables, capital lease obligations and convertible debentures approximates its carrying value as it is based on or about the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

21.      INCOME TAXES

The Company and its subsidiary file a consolidated federal income tax return with its parent company commencing year ended December 31, 2005. No tax provision was required for the Company and its subsidiary for the stub period October 28, 2004 through December 31, 2004.

For the year ended December 31, 2005 the provision for income taxes consists of the following:



                 Current

                      Federal             $ 121,000

                      State               $  35,000

                 Deferred

                      Federal             $(121,000)

                     State                $ (35,000)

                         Net                   -



22.     CONVERTIBLE DEBENTURE - PARENT

On December 31, 2005, the Company issued a 8% convertible note to GreenShift Corporation in the exchange for the remaining balance due to Greenshift Corporation of $57,752. The note is convertible at the fair market value at the time of conversion.


23.        SUBSEQUENT EVENTS


In March, 2006, a settlement was reached on the matter referred to in paragraph 6 under Litigation matters. The settlement was within the limits of the Company's insurance.

In April, 2006, the Company decided to pay the balance of 941 delinquent tax then due approximately $ 246,000. Interest of approximately $ 35,000 (awaiting exact number from the IRS) remains due after the April 2006 payments. The Company intends to pay this balance once a payoff number is issued.

               GREENWORKS ENGINEERING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


SUBSEQUENT EVENTS (continued)

In April, 2006, the Company renegotiated its lease for office space at the Mount Arlington office, which supercedes the former lease referred to in Note 10 under Operating lease commitments starting April 1, 2006. The revised lease extends the term through April 30, 2010. The following is a schedule of future minimum rental payments on office space (exclusive of common area charges) required under this new operating lease


            April 1, 2006 - December 31, 2006             $  85,082
            January 1, 2007 - December 31, 2007           $ 116,395
            January 1, 2008 - December 31, 2008           $ 120,191
            January 1, 2009 - April 30, 2010              $  41,750

In May, 2006, the settlement referred to in Note 18 (paragraphs one, two, and three) under Litigation matters was finalized and executed. The final settlement required ESI's client to pay $ 664,188 in vendor payments in exchange for foregoing payment of approximately $4.0 million dollars of accounts receivables and unbilled work progress. Further, as part of the settlement, ESI-NJ will transfer the property referred to in Note 14 under Property held for sale, to this former client (from whom the property was originally purchased) for one dollar. The client can decline to take title to the property if notice is given within the stated notice period.


1.


                  GS CLEANTECH CORPORATION AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                            JUNE 30, 2006 (UNAUDITED)


                                                           GS             GS
                                                        CleanTech,    Enviro Services, Pro-Forma     Pro-forma
                                                          Inc.             Inc.       Adjustments    Combined
                                                       -------------------------------------------------------
 ASSETS:
Current assets:

   Cash .............................................   $ 2,758,142   $   136,174   $      --     $ 2,894,316
   Loans receivable-affiliate .......................        48,739          --            --          48,739
   Accounts receivable, net .........................     2,635,458       704,818          --       3,340,276
   Unbilled revenues ................................          --         343,991          --         343,991
   Costs and estimated earnings in excess of billings
     on uncompleted projects ........................          --         127,438          --         127,438
   Miscellaneous receivable .........................         3,000          --            --           3,000
   Inventories ......................................     1,783,871          --            --       1,783,871
   Assets to be disposed of .........................          --          76,539          --          76,539
   Prepaid expenses and other current assets ........        85,128        26,398          --         111,526
                                                        -----------   -----------   -----------   -----------
           Total current assets .....................     7,314,338     1,415,358          --       8,729,696

Property and equipment, net .........................     1,317,933        57,873          --       1,375,806

Other Assets:
   Long term investments ............................          --            --       2,329,771(1)  2,329,771
   Deposits .........................................       104,297        23,218          --         127,515
   Costs and estimated earnings in excess of billings
     On uncompleted projects ........................          --         240,447          --         240,447
   Property held for sale ...........................          --          59,298          --          59,298
   Permits, net .....................................       184,071          --            --         184,071
   Deferred financing costs, net ....................       417,083          --            --         417,083
   Assets of discontinued operations ................         7,500          --            --           7,500
   Goodwill .........................................     4,010,303          --            --       4,010,303
                                                        -----------   -----------   -----------   -----------
     Total other assets .............................     4,723,254       322,963     2,329,771     7,375,988
                                                        -----------   -----------   -----------   -----------

TOTAL ASSETS ........................................   $13,355,525   $ 1,796,194   $ 2,329,771   $ 7,481,490



                    GS CLEANTECH CORPORATION AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                            JUNE 30, 2006 (UNAUDITED)

                                                                           GS         GS EnviroServices,  Pro-Forma      Pro-forma
                                                                      CleanTech, Inc.      Inc.          Adjustments      Combined
                                                                    ----------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Short term borrowings .........................................   $     17,875    $       --      $       --         $     17,875
   Short term borrowings - related party .........................      1,182,313            --              --            1,182,313
   Accounts payable ..............................................      3,475,952         832,938            --            4,308,890
   Accrued salary & benefit costs ................................           --           248,971            --              248,971
   Payroll taxes payable .........................................           --             8,187            --                8,187
   Accrued expenses ..............................................        988,524         389,530            --            1,378,054
   Current maturities of long-term debt ..........................        214,971            --              --              214,971
   Line of credit ................................................           --         1,196,972            --            1,196,972
   Notes payable to non-affiliated parties .......................           --            83,935            --               83,935
   Installment loan payments .....................................           --             2,044            --                2,044
   Capital lease obligations .....................................           --            24,038            --               24,038
   Deferred revenues .............................................           --           100,000            --              100,000
   Federal & state income taxes payable ..........................           --             5,000            --                5,000
   Billings in excess of earnings ................................        147,708            --              --              147,708
   Current portion of convertible debentures, net of discount ....        143,166            --              --              143,166
   Current convertible debentures - related party, net of discount        402,428            --              --              402,428
Liabilities to be disposed .......................................           --           282,108            --              282,108
   Liability for derivative instruments ..........................      7,414,236            --         1,463,000(2)       8,877,236
   Liabilities of discontinued operations, net of current ........        561,592            --              --              561,592
                                                                     ------------    ------------    ------------       ------------
     Total current liabilities ...................................     14,548,765       3,173,723       1,463,000         19,185,488

   Accrued employee benefits .....................................           --            56,269            --               56,269
   Convertible debenture - related party .........................           --           269,980            --              269,980
   Notes payable to non-affiliated parties .......................           --           134,580            --              135,580
   Deferred revenues .............................................           --           421,930            --              421,930
Long-term debt, net of current maturities ........................        309,167            --              --              309,167
Convertible debentures, net of current portion
  and net of discount ............................................        366,667            --           437,000            803,667
                                                                     ------------    ------------    ------------       ------------
   Total long term liabilities: ..................................        675,834         882,759         437,000          1,995,593
                                                                     ------------    ------------    ------------       ------------

   Total liabilities: ............................................     15,224,599       4,056,482       1,900,000         21,181,081

Minority interest in consolidated subsidiary .....................        775,000            --              --              775,000

Stockholders' equity:
   Convertible preferred stock, $0.001 par value:
     Series A: 1,254,244 shares issued and outstanding ...........          1,254            --              --                1,254
     Series B: 438,650 shares issued and outstanding .............            439            --              --                  439
Series D: 1,000,000 shares issued and outstanding ................          1,000            --              --                1,000
   Common stock, $0.001 par value, 250,000,000
     authorized; 249,828,213 issued and 249,828,213 outstanding ..        249,828            --              --              249,828
   Common stock, $0.001 par value, 100,000,000 authorized:
     1,859,800 shares issued .....................................           --            18,598         (18,598)              --
Stock subscriptions receivable ...................................           --            (1,000)          1,000               --
   Additional paid-in capital ....................................     50,297,654       1,835,619      (3,666,136)        48,467,137
   Accumulated deficit ...........................................    (53,194,249)     (4,113,505)      4,113,505       (53,194,249)
                                                                     ------------    ------------    ------------       ------------
     Total stockholders' equity ..................................     (2,644,074)     (2,260,288)        429,771        (4,474,591)
                                                                     ------------    ------------    ------------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......................   $ 13,355,525    $  1,796,194    $  2,329,771       $ 17,481,490
                                                                     ============    ============    ============       ============



                    GS CLEANTECH CORPORATION AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
               FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED)
                                                                                  GS
                                                            GS CleanTech,    EnviroServices,     Pro-Forma       Pro-forma
                                                               Inc.               Inc.          Adjustments      Combined
                                                          ----------------------------------------------------------------


Revenues ...............................................   $   6,878,467    $   2,141,340    $        --     $   9,019,807
   Cost of revenues ....................................       5,181,467        1,145,060             --         6,326,527
                                                           -------------    -------------    -------------   -------------
Gross Profit ...........................................       1,697,000          996,280             --         2,693,280

Operating expenses:
   Selling expenses ....................................         607,245             --               --           607,245
   Stock based compensation ............................       1,668,625             --               --         1,668,625
   Research and development ............................          34,945             --               --            34,945
   General and administrative ..........................       2,138,600          470,518             --         2,609,118
                                                           -------------    -------------    -------------   -------------
Total operating expenses ...............................       4,449,415          470,518             --         4,919,933
                                                           -------------    -------------    -------------   -------------
Operating (loss) income ................................      (2,752,415)         525,762             --        (2,222,653)

Other income (expense)
   Miscellaneous income ................................           1,269             --               --             1,269
   Gain on forgiveness of interest expense .............         125,485             --               --           125,485
Gain/Loss on equipment disposal ........................         (40,802)            --               --           (40,802)
   Amortization of deferred financing costs ............         (37,916)            --               --           (37,916)
   Change in value of derivative instruments ...........      (3,390,053)            --               --        (3,390,053)
   Interest expense ....................................        (324,362)         (64,935)            --          (389,297)
                                                           -------------    -------------    -------------   -------------
     Total other income (expense), net .................      (3,666,379)         (64,935)            --        (3,731,314)

   Income (loss) before provision for income taxes .....      (6,418,794)         460,827             --        (5,957,967)
   Provision for income tax, net .......................          (4,309)        (110,000)            --          (114,309)
                                                           -------------    -------------    -------------   -------------
   Operating profit before taxes and extraordinary items      (6,423,103)         350,827             --        (6,072,276)
   Gain on marketable securities .......................            --            105,645             --           105,645
   Income from settlements .............................            --              7,479             --             7,479
                                                           -------------    -------------    -------------   -------------
Income (loss) from continuing operations ...............      (6,423,103)         463,951             --        (5,959,152)

Discontinued Operations:
   Income (loss) from discontinued operations ..........         (11,053)         (33,780)            --           (44,833)
   Gain on disposal, discontinued operations ...........          34,469             --               --            34,469
                                                           -------------    -------------    -------------   -------------
     Total discontinued operations .....................          23,416          (33,780)            --           (10,364)
                                                           -------------    -------------    -------------   -------------
Net income (loss) ......................................      (6,399,687)         430,171             --        (5,969,516)

Preferred dividend .....................................        (681,594)            --               --          (681,594)
                                                           -------------    -------------    -------------   -------------

Net loss attributable to shareholders ..................   $  (7,081,281)   $     430,171    $        --     $  (6,651,110)

Income/(loss) per common share, basic and diluted
    - continuing operations ............................   $       (0.04)   $        --      $        --     $       (0.03)

Income/(loss) per common share, basic and diluted
    - discontinued operations ..........................   $        --      $        --      $        --     $        --

Income/(loss) per common share, basic and diluted ......   $        --      $        --      $        --     $        --
                                                           -------------    -------------    -------------   -------------
   - preferred dividends

Net income/(loss) per common share, basic and diluted ..   $       (0.04)   $        --      $        --     $       (0.03)


Weighted average shares of common stock outstanding ....     196,180,731      196,180,731      196,180,731     196,180,731



                    GS CLEANTECH CORPORATION AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                                 GS             GS
                                                             CleanTech,   EnviroServices,   Pro-Forma      Pro-forma
                                                                Inc.           Inc.        Adjustments      Combined
                                                            ------------------------------------------------------------

Revenue ................................................   $ 13,962,113    $  3,939,607    $       --     $ 17,901,720
   Cost of revenues ....................................     10,543,944       2,258,099            --       12,802,043
                                                           ------------    ------------    ------------   ------------
Gross Profit ...........................................      3,418,169       1,681,508            --        5,099,677

Operating expenses:
   Selling expenses ....................................      1,015,135            --              --        1,015,135
   Stock based compensation ............................           --              --              --             --
   Research and development ............................           --              --              --             --
   General and administrative ..........................      3,089,197       1,243,417            --        4,332,614
   Impairment of goodwill ..............................        532,088            --              --          532,088
                                                           ------------    ------------    ------------   ------------
Total operating expenses ...............................      4,636,420       1,243,417            --        5,879,837
                                                           ------------    ------------    ------------   ------------
Operating (loss) income ................................     (1,218,251)        438,091            --         (780,160)

Other income (expense)
   Miscellaneous income ................................         22,202            --              --           22,202
   Gain on forgiveness of interest expense .............         66,200            --              --           66,200
   Gain/(Loss) on equipment disposal ...................         38,530           9,609            --           48,139
   Amortization of deferred financing costs ............           --              --              --             --
   Change in value of derivative instruments ...........           --              --              --             --
   Gain on extinguishment of debt ......................          7,248            --              --            7,248
   Interest expense and amort of debt discount .........       (744,295)       (145,322)           --         (889,617)
   Interest Expense - related party ....................        (17,697)           --              --          (17,697)
                                                           ------------    ------------    ------------   ------------
     Total other income (expense), net .................       (627,812)       (135,713)           --         (763,525)

   Income (loss) before provision for income taxes .....     (1,846,063)        302,378            --       (1,543,685)
   Provision for income tax, net .......................         19,165            --              --           19,165
                                                           ------------    ------------    ------------   ------------
   Operating profit before taxes and extraordinary items     (1,865,228)        302,378            --       (1,562,850)
   Gain on marketable securities .......................           --              --              --             --
                                                           ------------    ------------    ------------   ------------
Income (loss) from continuing operations ...............     (1,865,228)        302,378            --       (1,562,850)

Discontinued Operations:
   Income (loss) from discontinued operations ..........     (3,877,671)        (69,555)           --       (3,947,226)
   Gain on disposal, discontinued operations ...........         45,041         157,794            --          202,835
                                                           ------------    ------------    ------------   ------------
     Total discontinued operations .....................     (3,832,630)         88,239            --       (3,744,391)
                                                           ------------    ------------    ------------   ------------
Net income (loss) ......................................     (5,697,858)        390,617            --       (5,307,241)

Preferred dividend .....................................     (3,647,083)           --              --       (3,647,083)
                                                           ------------    ------------    ------------   ------------

Net loss attributable to shareholders ..................   $ (9,344,941)   $    390,617    $       --     $ (8,954,324)

Income/(loss) per common share, basic and diluted
    - continuing operations ............................   $      (0.04)   $       0.01    $       --     $      (0.03)

Income/(loss) per common share, basic and diluted
    - discontinued operations ..........................   $      (0.08)   $       --      $       --     $      (0.08)

Income/(loss) per common share, basic and diluted ......   $      (0.08)   $       --      $       --     $      (0.08)
                                                           ------------    ------------    ------------   ------------
   - preferred dividends

Net income/(loss) per common share, basic and diluted ..   $      (0.20)   $       0.01    $       --     $      (0.19)

Weighted average shares of common stock outstanding ....     46,364,515      46,364,515      46,364,515     46,364,515


Note to the Pro Forma Combined Financial Statements

(1) Represents GS CleanTech Ventures investments in General Hydrogen of $500,000, General Ultrasonics of $393,104, Ovation Products of $1,000,000, and Aerogel Composites of $436,667.

(2) Represents the convertible debenture due to Cornell Capital Partners assumed by GS CleanTech. Due to the variable nature of the conversion feature, a derivative liability and a note discount of $1,463,000 were recorded.